Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com

+1 (781) 652-6480

Media Relations:

Kaitlin Ambrogio

publicrelations@vistaprint.com

+1 (781) 652-6444

Vistaprint Reports Third Quarter Fiscal Year 2013 Financial Results

Third quarter 2013 results:

•	Revenue grew 12 percent year over year to $287.7 million

•	Revenue grew 12 percent year over year excluding the impact of currency exchange rate fluctuations

•	Revenue grew 11 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from acquisitions

•	GAAP net income per diluted share increased year over year to $0.17

•	Non-GAAP adjusted net income per diluted share increased 66 percent year over year to $0.48

Venlo, the Netherlands, April 25, 2013 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced financial results for the three month period ended March 31, 2013, the third quarter of its 2013 fiscal year.

“We delivered third quarter revenue results in-line with the expectations we set three months ago,” said Robert Keane, president and chief executive officer. “Our earnings per share were above our expectations due to lower than planned advertising and operating expenses, and better than expected gross margins. Notwithstanding the revenue challenges we continue to face relative to our initial annual target, we believe we are making progress against our long-term strategy that is designed to help us capture market opportunity and maintain strong competitive positioning in the years ahead.”

Financial Metrics (including Albumprinter and Webs results unless otherwise stated):

•

Revenue for the third quarter of fiscal year 2013 grew to $287.7 million, a 12 percent increase over revenue of $257.6 million reported in the same quarter a year ago. Excluding Albumprinter and Webs combined revenue of $18.0 million, total third quarter revenue was $269.7 million. Excluding the estimated impact from currency exchange rate fluctuations and revenue from acquired businesses, total revenue grew 11 percent year over year in the third quarter.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the third quarter was 65.5 percent, flat with the third quarter a year ago.

•

Operating income in the third quarter was $9.7 million, or 3.4 percent of revenue, and reflected an increase compared to operating income of $7.8 million, or 3.0 percent of revenue, in the same quarter a year ago.

•	GAAP net income for the third quarter was $5.9 million, or 2.0 percent of revenue, representing an increase compared to $0.3 million, or 0.1 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the third quarter was $0.17, versus $0.01 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the third quarter, which excludes amortization expense for acquisition-related intangible assets, tax charges related to the alignment of acquisition-related intellectual property with global operations, and share-based compensation expense and its related tax effect, was $16.9 million, or 5.9 percent of revenue, representing a 51 percent increase compared to non-GAAP adjusted net income of $11.2 million, or 4.4 percent of revenue, in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the third quarter, as defined above, was $0.48, versus $0.29 in the same quarter a year ago.

•	Capital expenditures in the third quarter were $11.2 million, or 3.9 percent of revenue.

•

During the third quarter, the company generated $8.1 million of cash from operations and $(5.5) million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs.

•

As of March 31, 2013, the company had $51.3 million in cash and cash equivalents and $238.5 million in short-term and long-term debt. After considering debt covenant limitations, the company had $237.3 million available for borrowing under its credit facility as of March 31, 2013.

•

During the third quarter, the company purchased 410,400 of its ordinary shares for $16.2 million, inclusive of transaction costs, at an average per-share cost of $39.50, as part of the share repurchase programs authorized by the Supervisory Board.

•

Subsequent to the end of the third quarter and through April 17, 2013, the company purchased an additional 493,700 shares for $18.7 million, inclusive of transaction costs, at an average per-share cost of $37.90, as part of the share repurchase program authorized by the Supervisory Board in February 2013.

Operating metrics are now provided as a table-based supplement to this press release.

Fiscal 2013 Outlook as of April 25, 2013:

Ernst Teunissen, executive vice president and chief financial officer, said, “Our revenue expectations for the year remain relatively unchanged from the outlook we shared in January. With one quarter left in the fiscal year, we have narrowed our prior full-year revenue guidance range. Turning to profits, we are confident in our ability to deliver EPS in line with or above our prior annual guidance range. As a result, we are raising our fiscal 2013 EPS guidance range to incorporate our strong performance in the third quarter. We do expect EPS to be lower in the fourth quarter than in the third quarter, which is reflected in the new guidance range.”

Teunissen continued, “While we are not providing guidance beyond the current fiscal year, we remain committed to driving toward our plans for meaningful earnings growth and margin expansion in fiscal year 2014, which we believe we can deliver by leveraging the substantial investments we’ve made over the past two years.”

Financial Guidance as of April 25, 2013:

As previously stated, beginning with fiscal year 2013, the company has provided revenue guidance on an annual and quarterly basis, and earnings guidance on an annual basis. Based on current and anticipated levels of demand, the company expects the following financial results:

Fiscal Year and Fourth Quarter 2013 Revenue

•

For the full fiscal year ending June 30, 2013, the company expects revenue of approximately $1,150 million to $1,165 million, or 13 percent to 14 percent growth year over year in reported terms. Excluding currency movements and revenue from acquisitions, we expect constant-currency organic growth of approximately 11 percent to 12 percent. Reported (USD) growth expectations assume a recent 30-day currency exchange rate for all currencies. Constant-currency growth is estimated by applying the respective prior year quarterly average exchange rates to all estimated non-U.S. dollar denominated revenue expected for future periods and excludes the estimated impact of gains and losses on currency hedges.

•

For the fourth quarter of fiscal year 2013, ending June 30, 2013, the company expects revenue of approximately $263 million to $278 million, or 5 percent to 11 percent growth year over year in both reported terms and in terms of constant-currency organic growth.

Fiscal Year 2013 GAAP Net Income Per Diluted Share

•

For the full fiscal year ending June 30, 2013, the company expects GAAP net income per diluted share of approximately $0.60 to $0.80, which assumes 34.5 million weighted average diluted shares outstanding.

Fiscal Year 2013 Non-GAAP Adjusted Net Income Per Diluted Share

•

For the full fiscal year ending June 30, 2013, the company expects non-GAAP adjusted net income per diluted share of approximately $1.94 to $2.14, which excludes expected acquisition-related amortization of intangible assets of approximately $10.4 million or approximately $0.29 per diluted share, share-based compensation expense and its related tax effect of approximately $34.4 million or approximately $0.98 per diluted share, and tax charges related to the alignment of acquisition-related intellectual property with global operations of approximately $2.4 million, or $0.07 per diluted share. This guidance assumes a non-GAAP weighted average diluted share count of approximately 35.2 million shares.

Fiscal Year 2013 Capital Expenditures

•

For the full fiscal year ending June 30, 2013, the company expects to make capital expenditures of approximately $85 million to $95 million. Planned capital investments are designed to support the planned growth of the business and are expected to include the expansion of our European production capacity in our facility in the Netherlands and other investments.

The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EDT) on April 25, 2013, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, an end-of-quarter presentation with accompanying prepared remarks. At 5:15 p.m. the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (800) 901-5241, access code 37480376. A replay of the Q&A session will be available on the company’s Web site following the call on April 25, 2013.

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth, and constant-currency organic revenue growth.

The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect, amortization of acquisition-related intangibles, and tax charges related to the alignment of acquisition-related intellectual property with global operations. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar and excludes the impact of gains and losses on effective currency hedges recognized in revenue. Constant-currency organic revenue growth excludes the impact of currency as defined above and revenue from acquired companies.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

About Vistaprint

Vistaprint N.V. (Nasdaq: VPRT) empowers more than 15 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 4,100 people, operates more than 25 localized websites globally and ships to more than 130 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.

Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth and development of our business and our financial outlook and guidance set forth under the headings “Fiscal 2013 Outlook as of April 25, 2013” and “Financial Guidance as of April 25, 2013.” Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make because the investments are more costly than we expected or because we are unable to devote the necessary operational and financial resources; the failure of our investments to have the effects that we expect; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to identify and address the causes of our revenue weakness in Europe; the willingness of purchasers of marketing services and products to shop online; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage growth and changes in our organization and senior management; our failure to manage the complexity of our business and expand our operations; currency fluctuations that affect our revenues and costs;

costs and disruptions caused by acquisitions; the failure of our acquired businesses to perform as expected; difficulties or higher than anticipated costs in integrating the systems and operations of our acquired businesses into our systems and operations; unanticipated changes in our market, customers or business; competitive pressures; interruptions in or failures of our websites, network infrastructure or manufacturing operations; our failure to retain key employees of Vistaprint or of our acquired businesses; our failure to maintain compliance with the financial covenants in our revolving credit facility or to pay our debts when due; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended December 31, 2012 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

VISTAPRINT N.V.

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share and per share data)

	March 31, 2013	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$51,306	$62,203
Accounts receivable, net of allowances of $358 and $189, respectively	21,501	20,125
Inventory	8,378	7,168
Prepaid expenses and other current assets	23,227	26,102

Total current assets	104,412	115,598
Property, plant and equipment, net	286,797	261,228
Software and web site development costs, net	8,459	5,186
Deferred tax assets	225	327
Goodwill	140,613	140,429
Intangible assets, net	33,698	40,271
Other assets	29,768	29,390
Investment in equity interests	12,392	—

Total assets	$616,364	$592,429

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$18,589	$25,931
Accrued expenses	105,448	98,402
Deferred revenue	19,134	15,978
Deferred tax liabilities	1,191	1,668
Current portion of long-term debt	9,500	—
Other current liabilities	158	—

Total current liabilities	154,020	141,979
Deferred tax liabilities	16,133	18,359
Other liabilities	15,527	13,804
Long-term debt	229,000	229,000

Total liabilities	414,680	403,142

Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 and 120,000,000 shares authorized, respectively; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 and 120,000,000 shares authorized, respectively; 44,080,627 and 49,950,289 shares issued, respectively; and 33,187,958 and 34,119,637 shares outstanding, respectively	615	699
Treasury shares, at cost, 10,892,669 and 15,830,652 shares, respectively	(382,366)	(378,941)
Additional paid-in capital	293,657	285,633
Retained earnings	296,839	292,628
Accumulated other comprehensive loss	(7,061)	(10,732)

Total shareholders’ equity	201,684	189,287

Total liabilities and shareholders’ equity	$616,364	$592,429

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Revenue	$287,684	$257,634	$887,412	$769,856
Cost of revenue (1)	99,107	88,808	301,284	266,533
Technology and development expense (1)	43,004	35,696	120,706	92,162
Marketing and selling expense (1)	109,966	97,622	344,327	284,610
General and administrative expense (1)	25,874	27,724	78,087	76,479

Income from operations	9,733	7,784	43,008	50,072
Other income (expense), net	260	(1,457)	(559)	1,441
Interest expense, net	(1,283)	(582)	(3,709)	(921)

Income before income taxes and loss in equity interests	8,710	5,745	38,740	50,592
Income tax provision	2,264	5,471	10,587	10,449
Loss in equity interests	580	—	1,023	—

Net income	$5,866	$274	$27,130	$40,143

Basic net income per share	$0.18	$0.01	$0.81	$1.04

Diluted net income per share	$0.17	$0.01	$0.78	$1.01

Weighted average shares outstanding — basic	33,267,073	36,422,690	33,441,581	38,448,111

Weighted average shares outstanding — diluted	34,394,467	37,677,447	34,636,650	39,556,257

(1)	Share-based compensation is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Cost of revenue	$104	$74	$309	$245
Technology and development expense	2,297	1,394	6,903	3,087
Marketing and selling expense	1,594	474	4,733	1,527
General and administrative expense	4,175	5,474	12,842	12,143

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Operating activities
Net income	$5,866	$274	$27,130	$40,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,169	16,089	46,993	43,365
Share-based compensation expense	8,170	7,416	24,787	17,002
Excess tax benefits from share-based awards	1,607	(60)	1,808	(71)
Deferred taxes	(271)	820	(4,130)	(2,181)
Loss in equity interest	580	—	1,023	—
Non-cash gain on equipment	—	—	(1,414)	—
Abandonment of long-lived assets	850		977	—
Other non-cash items	283	82	125	189
Changes in operating assets and liabilities excluding the effect of business acquisitions:
Accounts receivable	1,601	148	(1,153)	(2,428)
Inventory	1,747	1,175	(1,143)	688
Prepaid expenses and other assets	11,661	1,463	7,270	(6,031)
Accounts payable	(11,883)	(1,157)	(3,280)	1,966
Accrued expenses and other liabilities	(28,245)	(16,630)	4,325	28,658

Net cash provided by operating activities	8,135	9,620	103,318	121,300

Investing activities
Purchases of property, plant and equipment	(11,155)	(8,493)	(66,523)	(32,938)
Business acquisitions, net of cash acquired	—	4,147	—	(180,675)
Proceeds from sale of intangible assets	—	—	1,750	—
Purchases of intangible assets	(82)	(41)	(452)	(172)
Maturities and redemptions of marketable securities	—	—	—	529
Capitalization of software and website development costs	(2,439)	(1,411)	(5,579)	(4,302)
Investment in equity interests	—	—	(12,753)	—
Issuance of note receivable	—	—	(512)	—

Net cash used in investing activities	(13,676)	(5,798)	(84,069)	(217,558)

Financing activities
Proceeds from borrowings of long-term debt	24,500	58,000	79,712	219,500
Payments of long-term debt and debt issuance costs	(17,819)	(78,077)	(71,714)	(94,222)
Payments of withholding taxes in connection with vesting of restricted share units	(670)	(773)	(2,460)	(2,728)
Purchases of ordinary shares	(11,515)	—	(36,290)	(209,645)
Excess tax benefits from share-based awards	(1,607)	60	(1,808)	71
Proceeds from issuance of shares	266	819	2,024	958

Net cash used in financing activities	(6,845)	(19,971)	(30,536)	(86,066)

Effect of exchange rate changes on cash	(1,036)	816	390	(2,091)

Net decrease in cash and cash equivalents	(13,422)	(15,333)	(10,897)	(184,415)
Cash and cash equivalents at beginning of period	64,728	67,470	62,203	236,552

Cash and cash equivalents at end of period	$51,306	$52,137	$51,306	$52,137

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited in thousands, except share and per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2013		2012		2013		2012
Non-GAAP adjusted net income reconciliation:
Net income	$5,866		$274		$27,130		$40,143
Add back:
Share-based compensation expense, inclusive of income tax effects	8,353	(a)	7,566	(b)	25,338	(c)	17,463	(d)
Amortization of acquisition-related intangible assets	2,275		2,381		6,696		3,529
Tax cost of transfer of intellectual property	431		1,017		2,595		1,017

Non-GAAP adjusted net income	$16,925		$11,238		$61,759		$62,152

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.17		$0.01		$0.78		$1.01
Add back:
Share-based compensation expense, inclusive of income tax effects	0.24		0.20		0.71		0.44
Amortization of acquisition-related intangible assets	0.06		0.06		0.19		0.08
Tax cost of transfer of intellectual property	0.01		0.02		0.07		0.02

Non-GAAP adjusted net income per diluted share	$0.48		$0.29		$1.75		$1.55

Non-GAAP adjusted weighted average shares reconciliation:
GAAP weighted average shares outstanding - diluted	34,394,467		37,677,447		34,636,650		39,556,257
Add:
Additional shares due to unamortized share-based compensation	822,910		668,372		754,293		437,941

Non-GAAP adjusted weighted average shares outstanding - diluted	35,217,377		38,345,819		35,390,943		39,994,198

(a)	Includes share-based compensation charges of $8,170 and the income tax effects related to those charges of $183.
(b)	Includes share-based compensation charges of $7,416 and the income tax effects related to those charges of $150.
(c)	Includes share-based compensation charges of $24,787 and the income tax effects related to those charges of $551.
(d)	Includes share-based compensation charges of $17,002 and the income tax effects related to those charges of $461.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Free cash flow reconciliation:
Net cash provided by operating activities	$8,135	$9,620	$103,318	$121,300
Purchases of property, plant and equipment	(11,155)	(8,493)	(66,523)	(32,938)
Purchases of intangible assets not related to acquisitions	(82)	(41)	(452)	(172)
Capitalization of software and website development costs	(2,439)	(1,411)	(5,579)	(4,302)

Free cash flow	$(5,541)	$(325)	$30,764	$83,888

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

(Unaudited in thousands, except share and per share data)

	GAAP Revenue
	Three Months Ended March 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency Organic
	2013	2012	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Revenue Growth
Revenue growth reconciliation by segment:
North America	$163,029	$141,968	15%	—%	15%	—%	15%
Europe	108,255	100,228	8%	—%	8%	(3)%	5%
Most of World	16,400	15,438	6%	4%	10%	—%	10%

Total revenue	$287,684	$257,634	12%	—%	12%	(1)%	11%

	GAAP Revenue
	Nine Months Ended March 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency Organic
	2013	2012	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Revenue Growth
Revenue growth reconciliation by segment:
North America	$474,778	$400,466	19%	—%	19%	(2)%	17%
Europe	357,307	323,255	11%	3%	14%	(8)%	6%
Most of World	55,327	46,135	20%	1%	21%	—%	21%

Total revenue	$887,412	$769,856	15%	2%	17%	(4)%	13%

VISTAPRINT N.V.

Supplemental Financial Information and Operating Metrics

		Q3 FY2012	Q4 FY2012	FY2012	Q1 FY2013	Q2 FY2013	Q3 FY2013
[1]	New Customer Orders (millions) - Organic	2.4	2.2	9.4	2.2	3.2	2.5
	y/y growth	33%	22%	27%	16%	10%	4%

[2]	Total Order Volume (millions) - Organic	7.0	6.4	27.6	6.5	9.0	7.2
	y/y growth	21%	14%	21%	10%	8%	3%

[3]	Average Order Value - Organic ($USD)	$35.38	$36.73	$35.78	$36.78	$36.25	$38.43
	y/y growth	–2%	–3%	–1%	1%	5%	9%

[4]	TTM Unique Active Customer Count - Organic (millions)	13.8	14.4		14.9	15.4	15.7
	y/y growth	24%	26%		25%	19%	14%
	TTM new customer count (millions)	9.0	9.4		9.7	10.0	10.1
	TTM repeat customer count (millions)	4.8	5.0		5.2	5.4	5.6

[5]	TTM Average Bookings per Unique Active Customer - Organic	$69	$68		$67	$67	$68
	y/y growth	–1%	–6%		–8%	–6%	–2%
	TTM average bookings per new customer (approx.)	$52	$51		$50	$50	$50
	TTM average bookings per repeat customer (approx.)	$100	$99		$99	$97	$98

[6]	Advertising & Commissions Expense - Consolidated (millions)	$64.5	$57.7	$252.8	$65.2	$93.9	$69.0
	as % of revenue	25.0%	23.0%	24.8%	25.9%	27.0%	24.0%

	Revenue - Consolidated as Reported ($ millions)	$257.6	$250.4	$1,020.3	$251.4	$348.3	$287.7
	y/y growth	26%	20%	25%	18%	16%	12%
	y/y growth in constant currency	28%	25%	26%	23%	17%	12%

	North America ($ millions)	$142.0	$143.4	$543.9	$144.2	$167.5	$163.1

	y/y growth	23%	20%	20%	22%	20%	15%
	y/y growth in constant currency	23%	21%	20%	22%	20%	15%
	as % of revenue	55%	57%	53%	57%	48%	57%
	Europe ($ millions)	$100.2	$92.0	$415.2	$89.7	$159.3	$108.3

	y/y growth	29%	18%	29%	12%	11%	8%
	y/y growth in constant currency	34%	30%	31%	23%	14%	8%
	as % of revenue	39%	37%	41%	36%	46%	37%
	Asia Pacific ($ millions)	$15.4	$15.1	$61.2	$17.5	$21.5	$16.4

	y/y growth	47%	28%	44%	28%	26%	6%
	y/y growth in constant currency	40%	33%	38%	29%	24%	10%
	as % of revenue	6%	6%	6%	7%	6%	6%

[7]	Revenue - Organic ($ millions)	$243.6	$235.0	$975.1	$233.4	$322.7	$269.7
	y/y growth	20%	13%	19%	10%	14%	11%
	y/y growth in constant currency	21%	17%	20%	13%	14%	11%

	North America - Organic ($ millions)	$139.7	$140.9	$539.1	$141.6	$164.7	$160.2

	y/y growth	21%	18%	19%	19%	18%	15%
	y/y growth in constant currency	21%	18%	19%	19%	18%	15%
	as % of revenue	57%	60%	55%	61%	51%	59%
	Europe - Organic ($ millions)	$88.4	$79.1	$374.8	$74.3	$136.5	$93.2

	y/y growth	14%	2%	17%	–7%	7%	5%
	y/y growth in constant currency	18%	11%	18%	1%	9%	5%
	as % of revenue	36%	34%	38%	32%	42%	35%

	Asia Pacific - Organic ($ millions)	$15.4	$15.1	$61.2	$17.5	$21.5	$16.4

	y/y growth	47%	28%	44%	28%	26%	6%
	y/y growth in constant currency	40%	33%	38%	29%	24%	10%
	as % of revenue	6%	6%	6%	7%	7%	6%

	Other metrics
[8]	Unique digital paying subscribers at end of period (approximate)	342,000	351,000		353,000	357,000	356,000

	Headcount at end of period	3,641	3,789		4,101	4,418	4,139
	Full-time employees	3,404	3,543		3,798	3,936	3,952
	Temporary employees	237	246		303	482	187

Notes:	Some numbers may not add due to rounding

Metrics are unaudited and where noted, approximate

[1]	Orders from first-time customers in period
[2]	Total order volume in period
[3]	Total bookings, including shipping and processing, divided by total orders
[4]	Number of individual customers who purchased from us in a given period, with no regard to frequency of purchase
[5]	Total bookings for a trailing twelve month period, including shipping and processing, divided by number of unique customers in the same period
[6]	External advertising and commissions expense for the consolidated business
[7]	Organic revenue excludes revenue from acquired companies Webs and Albumprinter
[8]	Organic - digital subscribers exclude Webs customers